Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b )(10). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

ODM SERVICES AGREEMENT

This ODM Services Agreement (this “Agreement”) is entered into as of February 26 , 2021 (the “Effective Date”) by and between Sonim Technologies, Inc., a Delaware corporation with a principal place of business is 6836 Bee Cave Road, Building 1, Suite 279, Austin, TX 78746, USA (“Sonim”) and FIH (Hong Kong) Limited, a Hong Kong corporation with its office at No.4, Minsheng St., Tucheng Dist., New Taipei City 23679, Taiwan (“Company”). As used in this MSA, the term “Party” shall individually mean Sonim or Company, and the term “Parties” shall collectively mean Sonim and Company.

WHEREAS, Sonim is a leading U.S. provider of ultra-rugged mobile phones and accessories designed specifically for task workers physically engaged in their work environments, often in mission-critical roles, and is engaged in the design and contract manufacture of some or all of such products;

WHEREAS, Company is in the business of developing, manufacturing and selling mobile device;

WHEREAS, Sonim desires to contract with Company for the Product (as defined below) development and manufacture services and Company desires to provide such services to Sonim;

WHEREAS, the Parties entered into the Term Sheet dated November 26, 2020 (the “Term Sheet”) and desire to execute this Agreement along with relevant Statement(s) of Work (together, the “Definitive Agreements” as defined in the Term Sheet) incorporating the mutually agreed terms and conditions set forth in such Term Sheet;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereby agree as follows:

1.	DEFINITIONS

1.1.

“Affiliates” shall mean, in relation to a person, each other entity which directly or indirectly Controls, is directly or indirectly Controlled by (through one or more intermediaries) or is under direct or indirect common Control with, that person from time to time. For the purpose of this Agreement, FIH (Hong Kong) Limited’s Affiliates shall only include its parent company, FIH Mobile Limited and FIH Mobile Limited’s downstream affiliates, including without limitation, FIH Co., Ltd.

1.2.

“Control” means, in relation to a person, the direct or indirect ownership of more than 50 per cent of the voting capital or similar right of ownership of that person, or the legal power to direct or cause the direction of the general management and policies of that person, whether through the ownership of voting capital, by contract or otherwise, and Controls and Controlled shall be interpreted accordingly.

1.3.	“Delivery Date” shall mean the date that the Product(s) is/are shipped out/scheduled to be shipped out from Company’s factory.

1.4.

“Essential Patents” shall mean patents, the use or infringement of which cannot be avoided in the course of designing, manufacturing, marketing or usage of the Products, and that are compliant with industry standards, including, but not limited to, GSM, GPRS, EDGE, CDMA/CDMA2000, UMTS, LTE, and 5G, and have declared to the 3GPP/3GPP2 or similar consortiums via their respective organization partners (including but not limited to European Technical Standards Institute, Alliance for Telecommunication Industry Solutions, Association of Radio Industries and Businesses, China Communication Standards Association, Telecommunication Technology Association, Telecommunication Technology Committee, International Telecommunication Union, Telecommunication Industry Association, Federal Communications Commission, Wi-Fi Alliance) as being essential for GSM/CDMA/3G/4G/5G/Wi-Fi standards; and the essential license for Google Android Operating System and Applications from Google Inc.

1.5.

“Intellectual Property” or “IP” means any idea, concept, know how, technique, invention, creation, discovery, works of authorship, improvement, information, document, product, system, practice, procedure, means, method, design, device, program, software, software library, software API, content, varieties, drawings and sketches, and trade secrets relating to the design, development, implementation, use, maintenance and upgrading of the Product capable of being protected or in the process of being protected or protected as patents, trademarks, trade names, trade dresses copyrights, utility models, designs, chip topography, trade secrets and other types of Intellectual Property.

1.6.	“Named Place” means a location designated by Sonim in a Purchase Order, as described further in Exhibit A of this Agreement.

1.7.

“Product(s)” shall mean the goods and all related packaging, accessories, and materials to be developed and manufactured under this Agreement, which may be set forth in applicable Statement of Work, or as otherwise agreed in writing by the Parties, as amended from time to time by written agreement.

1.8.	“Product Definition(s)” shall mean, unless otherwise mutually agreed in writing, the product requirement specification referenced and attached to corresponding Statement of Wok.

1.9.

“Purchase Order” shall mean Sonim’s standard form for Product and/or spare part orders sent to Company. A Purchase Order accepted by Company will contain information as set forth in Section 5.2.1. Each Purchase Order will be governed by the terms and conditions of this Agreement; in the event of a conflict between the two, the provisions of this Agreement shall prevail unless otherwise mutually agreed in writing.

1.10.	“Services” means any services Company provides to Sonim including, but not limited to, the development and manufacture of Products.

1.11.

“Results of Development” means all materials, in whatever form, generated by Company in accordance with product requirement document, Specifications or an SOW and/or forming part of the Product and/or any other development made by Company under this Agreement, including but not limited to surface geometry design, electro-mechanical design, components and their overall layout, soft tools and proto tools, engineering samples, prototypes, commercial samples, mock-ups, technical construction file, software, software libraries, software API’s, software program modules (if any) or any part thereof, (including comments and procedural code such as job control language and scripts to control compilation and installation) and/or object code, netlists, scripts, full test results from all executed testing, test benches, test vectors, algorithms, drawings, models enhancements, changes, applications, as well as any other materials, media, and documentation, prepared and delivered by Company to Sonim as mutually agreed under this Agreement and applicable SOW(s).

1.12.

“Specification(s)” shall mean the design, function, packing and manufacturing specifications for the Product, agreed in writing by the Parties, which may be set forth in applicable Statement of Work, or as otherwise agreed in writing by the Parties, as amended from time to time by written agreement.

1.13.

“Statement of Work” or “SOW” means a document specifying the design and development work to be performed by Company under this Agreement. The Statement of Work may be amended in writing by the Parties from time to time and/or Additional Statements of Work may be added to this Agreement from time to time by written agreement.

1.14.

“Subcontractor” means a third party engaged by Company to perform its obligations under this Agreement on behalf of Company. For the avoidance of doubt, a third party engaged by Company in the business of fabricating components is not a Subcontractor as defined in this Section 1.14.

2.	SCOPE

This Agreement applies to the Product development and manufacture Services provided by Company to Sonim pursuant to the terms and conditions set forth below. Sonim agrees that Company may designate its Affiliates to perform Company’s certain obligations under this Agreement and to receive payment(s), including NRE fees, from Sonim for the Services rendered or to be rendered.

3.	DEVELOPMENT OF PRODUCTS

3.1.

Product Definitions, Specification and Statement of Work. For each project, the Parties shall agree to the applicable product definition(s), product development requirement, Specification(s), and/or SOW(s) which will describe the requirements and responsibilities for the Product development. The aforementioned documentation may be amended by written agreement from time to time during the course of Product development.

3.2.	Subcontracting. Company may delegate its obligations related to the development of the Product hereunder to Subcontractors, provided that [***].

3.3.	Type Approval and Product Certification. Company shall ensure that Product(s), Results of Development, and related documentation meet the mutually agreed requirements for type approval and other certifications. Company will also support Sonim in the application of any type approvals and certifications specified in applicable SOW for distribution and sales of the Product(s) in the market areas set forth in such SOW. Such requirements will also apply to prototypes and certification documents for any relevant certifications Company has already obtained. Parties’ responsibilities for the required type approval and certification testing will be further defined in the applicable SOW. If Sonim requires additional certification or type approvals other than as agreed in the SOW, Sonim shall [***].

3.4.

Final Acceptance. For the purpose of this Agreement, “Final Acceptance” shall mean that (i) all tasks defined in an SOW have been completed; and (ii) Product(s) and Results of Development specified in applicable SOW to be delivered, including relevant documentation, have been delivered to Sonim by Company and meet the product definitions, Specifications, and the agreed acceptance criteria specified in such SOW, including all type-approval certifications, and carrier/customer acceptance and ship approvals [***]. When these events have taken place, Sonim shall grant Final Acceptance in written form and such Final Acceptance shall not be unreasonably withheld:

3.4.1

In the event that Product(s) and Results of Development are subject to any carrier’s technical approval as mutually agreed in applicable SOW, Sonim shall grant the Final Acceptance with respect to such Product and Results of Development upon receiving such carrier approval;

3.4.2

In the event that the Product(s) and Results of Development are not subject to any carrier’s technical approval, Sonim shall initiate a Final Acceptance review of the Product(s) and Results of Development within a period no longer than [***]. Sonim shall send the notification of Final Acceptance or rejection (including reasonably detailed reasons for rejection) to Company [***].

3.5.

NRE Fees. For each project, fees and the general scope of the Product development Services shall be specified in applicable SOW(s) which may be amended from time to time by [***]. Unless otherwise [***].

4.	MANUFACTURE OF PRODUCTS

4.1.

Manufacture and Purchase. Subject to the Company’s acceptance of the applicable Purchase Orders, Company agrees to manufacture and sell to Sonim such quantities of the Products or spare parts for which Sonim issues Purchase Orders pursuant to this Agreement.

4.2.

Specifications. Company will manufacture the Products in accordance with the Specifications. Company further agrees that it will not, without Sonim’s express [***], manufacture, and/or sell to any other party Products bearing any Sonim trademark or IP owned by Sonim and manufactured exclusively for Sonim.

4.3.

Compliance with Laws. Each Party represents and warrants that it has the authority to enter into this Agreement and possesses all permits or clearances required to perform its obligations hereunder. Each Party represents and warrants that its performance of any and all obligations under this Agreement shall comply with applicable laws and regulations of the countries [***].

4.4.

Changes to Product Specifications and Packaging. The Specifications for the Product shall be finally confirmed by Sonim [***]. During the manufacturing process, Company will not make changes to the Specifications [***]. Furthermore, Company may not make changes to any special packaging specified in the Purchase Order [***]. If any other potential change affects a major Product component, Company must notify Sonim while the change is under consideration by Company, and such change shall be submitted to Sonim for approval [***] implementation. In the event that Company plans to make a change to the materials used in the Product or an engineering change during any mass production phase and such change may have [***], Company must [***] submit the proposed change to Sonim. Such change may be executed [***]. Sonim shall [***] respond to Company’s proposed changes under this Section 4.4.

4.4.1

During the manufacturing process, Sonim may [***] direct that modifications shall be made to the design of the Products. Such modifications may originate with Sonim or may be recommended by Company. Within [***] following Company’s receipt of a request for modification from Sonim, Company shall provide Sonim an estimate of the cost of changing the design and the effect of such modification on the price of the Product. If the Parties agree in writing on the costs and other conditions of a change, Company will make such modifications [***]. If Sonim modifies the Product, after Company confirms such modification, all the waste materials, [***]. In such event, Company will [***]. If Company fails to implement such modifications [***]. In such event, Sonim will exercise its [***] to [***]. In either case, the Parties shall provide [***].

4.5.

Subcontracting. Company may engage Subcontractors to provide subassemblies for the Products, provided that Company provides Sonim with [***] of such Subcontractors prior to such engagement. Once Products are approved for mass production, any change of Subcontractor shall be approved by Sonim [***]. Company shall not engage any Subcontractor to manufacture the entire Product.

4.6.

Component Selection. Company will neither select Product components for which fewer than [***] sources are available for procurement at any given time, nor use Product components that will require any change in Product design, unless otherwise agreed by Sonim in writing. Notwithstanding the foregoing, in the case that [***] for certain Product component(s) is [***] available, Sonim and Company [***].

4.7.	Bill of Materials. Company will provide Sonim for bill-of-materials (“BOM”) costs in accordance with the following:

4.7.1	Company will disclose component information (part number, unit price and supplier information) [***].

4.7.2	Company will also disclose component information (part number, unit price and supplier information) [***].

4.7.3	Upon [***] by Sonim, Company will supply all [***].

4.8

Final Assembly. In the case that Company is unable to provide manufacturing Services under this Agreement, upon Sonim’s request, Company will [***] to identify third-party services provider(s) for sub-assembly and PCBA assembly service, and support the process setup of final assembly with such third-party service provider(s).

5	ORDER AND SUPPLY FOR PRODUCTS

5.1	Forecasts and Material Liability.

5.1.1

Sonim will use [***] to provide Company with [***] of its [***] of anticipated orders for the Products, and spare parts on a [***] basis. Company shall review the production capability for each Product and evaluate its capability of fulfilling the [***]. All [***] shall be subject to [***].

5.1.2	Sonim shall be liable to Company for all excess and obsolete materials and approved Long Lead-Time Materials, as defined below, that Company purchases or causes to be purchased with Sonim’s [***] to stock-up/purchase such material, including open purchase orders for such materials (“Approved Materials”). Company’s material availability and production plan shall be [***] to Sonim. Any Company material stock-up plan must [***] be confirmed by Sonim’s purchasing team, and Sonim shall be only liable for the materials disclosed in the BOM. For materials with lead time longer than [***] (“Long Lead-Time Materials”), Company will obtain [***] approval from Sonim to purchase Long Lead-Time Materials on a case by case basis prior to any purchase of such materials.

5.1.3	Sonim shall respond to Company’s proposed material stock-up plan or purchase request for Long Lead-Time Materials no later than [***] from its receipt of Company’s proposal.

5.1.4

Company may submit a material liability claim to Sonim [***], requesting to settle the material liability related to (a) any Approved Materials that do not have a projected usage for the next [***]; (b) any Approved Materials warehoused that have not been consumed in the previous [***]; or (c) any expired Approved Materials. In the event Company submits any material liability claim requesting Sonim to pay for any excess and/or obsolete materials, Sonim may request Company to provide relevant purchase order information to the extent necessary and for the sole purpose to verify such material liability claim.

5.1.5

Subject to agreement between the Parties, Sonim shall obtain and maintain in favor of Company an irrevocable bank guarantee, equivalent to the amount specified in each applicable SOW (“Bank Guarantee”). The terms of the Bank Guarantee shall provide that Company shall be entitled to enforce the same in the event there is any default in payment obligations set forth in this Agreement. It is clarified that in the event the Bank Guarantee is encashed by Company pursuant to default in payment plus delayed payment charges, if any, in accordance with this Agreement, Sonim shall provide a fresh Bank Guarantee for the amount as mutually agreed.

5.2	Purchase Orders.

5.2.1

Sonim shall submit Purchase Orders to Company for the Products and/or spare parts at least [***]. Valid Purchase Orders will include the following information: (a) identification of the Products ordered by name and model number; (b) quantity; (c) requested Delivery Date; (d) price, (e) ship to and bill to addresses and instructions, and (f) any special packaging instructions that differ from the standard or the applicable Product as agreed upon in the Specifications. Company agrees that Sonim may request different versions of the Products in the same Purchase Order. Company shall provide notice within [***] from receipt of Sonim’s Purchase Order to Sonim in the event it cannot meet the request of a Purchase Order or a change is necessary to the price, lead-time, or other requirements. In the event that a change to Purchase Order is requested by Company, excepted for materials already prepared in accordance with Section 5.1, Company will prepare the materials and begin to manufacture the Product only upon receipt of Sonim’s acceptance of the changes to such Purchase Order.

5.2.2

Subject to Sonim’s timely approval on the Company’s material stock-up plan and the daily capacity as defined in each applicable SOW, Company shall accept all Purchase Order(s) for Product(s) and/or spare part(s) if the quantity of Product(s) and/or spare part(s) ordered is within the estimated demand based on Sonim’s rolling [***] forecast. Company will [***] to fulfill all Purchase Orders for Sonim Products in excess of estimated demand based on Sonim’s rolling [***].

5.2.3

Once a Purchase Order is accepted by Company, Purchase Order shall be non-cancellable unless otherwise agreed by both Parties in writing. In the case that Sonim submits a cancellation request, and Company agrees to such cancellation, Sonim shall be responsible for all charges incurred by Company as a result of such cancellation, including without limitation, the actual costs for purchased but unused Approved Materials, work in progress, completed Products and/or reworked Products in Company’s inventory, storage and inspection fees, shipping and handling charges and other relevant costs and expenses. Company and Sonim shall settle this issue [***]. Company will [***] to reduce the liabilities associated with this Section 5.2.3 such as reselling or diverting components to other projects where possible.

5.2.4

Company agrees that Sonim has the right to direct Company to rework any Product to be manufactured after Sonim releases the Purchase Order through issuance of a change order thereto, provided that if Sonim decides to change the Purchase Order, Company will charge the applicable material and re-work cost to Sonim and the delivery schedule will be adjusted accordingly.

5.2.5

Rescheduling Purchase Order. If Sonim requests a change of the Product Delivery Date in an accepted Purchase Order, Sonim will inform Company at least [***]. The new Delivery Date may be rescheduled up to [***] after the original Delivery Date [***]. In the event the new Delivery Date is rescheduled more than [***] after the original Delivery Date, [***].

5.3	Market Transparency. Sonim shall provide Company with the following information [***].

5.4	Shipment. All Products sold by Company to Sonim shall be shipped in accordance with the following agreed procedures:

5.4.1	Products shall be delivered [***] specified in applicable SOW and [***].

5.4.2

Products are subject to customs regulations and to export control in accordance with the export regulations of applicable jurisdiction as specified in the Specification for each Product (“Applicable Export Rules”). The Applicable Export Rules also apply to software, technology know-how supplied by Sonim.

5.4.3

The Parties agree to comply with all Applicable Export Rules as specified above. Company will [***] provide to Sonim, at Sonim’s request, the data and/or documents Sonim needs to comply with Applicable Export Rules for each delivery of Products (“Data and Documents”). The Data and Documents requested include: [***]. Sonim shall provide relevant export control classification numbers (ECCN) or other applicable export control information to Company, to the extent applicable, for any and all materials, including software and technology, provided, sold, and/or consigned to Company by Sonim.

5.4.4

Company is obligated to [***] notify Sonim of any changes to the above-referenced information. Company is liable for damages caused by delayed or incorrect export and/or customs information or failure to include such information. The Products must be appropriately identified in the delivery documents and invoices.

5.4.5

Lead Time. Subject to Section 5.2.1, Company shall ship Product(s) within [***]. Notwithstanding the foregoing, in the case that anticipated shipping date specified by Sonim on the Purchase Order is longer than [***].

5.5

Packaging. Company will prepare the Products for shipment, as the case may be, without regard to whether the Products are to be shipped directly to Sonim or to a designated Sonim agent. In packaging Products, Company will take steps needed to ensure protection from damage due to rough handling and other hazards that might occur during transit. Without limiting the foregoing, Company shall be responsible for assuring the conformity of the packaging and labeling with the Specification or special requirements as mutually agreed.

5.6

Inspection and Acceptance. Sonim may perform outgoing inspection and acceptance tests on the Products at Company’s facilities and/or receiving inspection and acceptance tests at a Named Place specified in the Purchase Order with the following rights and obligations.

5.6.1

Sonim may perform lot inspection at Company’s site for the first production lot and any first lot of a new manufacturing location or substantial design change. Sonim will have the right to perform inspection and acceptance tests, designate a representative(s) to perform inspection and acceptance tests, or ask Company to perform outgoing inspection and acceptance tests, all with prior notice to Company and subject to Company’s consent, for second and later lots of the same Product. All the inspection to be performed under this Section 5.6.1 shall be in accordance with the mutually standards and procedures as set forth in Exhibit B.

5.6.2

Company will implement incoming material quality assurance procedures, in-process quality assurance and test processes, and final assembly test procedures to assure that the Product, as built, meets the requirements of the applicable Specifications. Company will provide production quality status reports (“Product Quality Reports”) for each delivery lot (including RTY, details of non-conformance, and OQC inspection reports) for Sonim to judge the quality of the delivered Products. The Product Quality Reports will include information related to incoming material inspection, QC data of each stage of the process, abnormal handling, and the QA inspection status. Such Product Quality Reports will be in the mutually-agreed format and provided to Sonim in accordance with the following frequency: (1) [***] reports will be provided during the [***] of such the Products; and (2) [***].

5.6.3

If Sonim does not implement a process for an outgoing inspection, the Products presented for delivery shall be considered (1) to conform to the Specifications, (2) to meet all required design and quality standards agreed upon by Sonim and Company subject to the warranty provisions of Section 7 and (3) to be accepted by Sonim for shipment.

5.6.4	Sonim shall notify Company of the inspection a [***].

5.6.5	Company will inform Sonim of production schedules, setup inspection tests and provide support, [***], for outgoing inspection and acceptance tests by a designated Sonim representative.

5.6.6	In the case that Sonim implements a process for an outgoing inspection, Sonim will [***] issue a certificate of acceptance once [***]. Company will deliver Products [***].

5.7

Sonim Consigned Components. “Sonim Consigned Components”, including mechanical parts, electrical parts and software, are those items procured and purchased directly by Sonim from third party suppliers and supplied to Company for purposes of Company’s assembly of the Products, if any. Company shall treat and separately store and describe Sonim Consigned Components, if any, as consigned property of Sonim to be assembled into the Products or added to the Product as installed software. Company shall perform incoming inspection for Sonim Consigned Components before use. [***]. Company shall bear risk of loss or damage of any Sonim Consigned Components while such Sonim Consigned Components are in the care, custody and control of Company provided that Sonim shall remain liable for any defects of the Consigned Components discovered during production process and both Parties shall work together in good faith to resolve issue related to such defects. All components to be assembled or software loaded into the Products that are not Sonim Consigned Components or not otherwise provided by Sonim to Company, shall be considered Company Components. In no event shall Company be liable for the delivery delay caused by Sonim Consigned Components.

5.7.1

Use of Sonim Consigned Components. If Company uses any Sonim Consigned Component in the manufacture of Product, Company will report the type and quantity of Sonim Consigned Components used. For avoidance of doubt, [***].

6	PAYMENT

6.1

Purchase Orders and Payments. After a Purchase Order (“PO”) is accepted, Company will invoice Sonim and Sonim will make a payment in accordance with this Section 6. Company will send the confirmed PO (including the scheduled Delivery Date) back to Sonim: (1) within [***] in the event that the ordered quantity stated in the PO is within the estimated demand based on Sonim’s rolling forecast; or (2) in a [***] in the event that the ordered quantity stated in the PO is beyond such estimated demand.

6.2	Other Financial Terms:

6.2.1	All amounts payable by Sonim to Company under this Agreement are [***].

6.2.2	All invoices are to be submitted to [***]. with copy to the relevant operations personnel as identified by Sonim.

6.2.3	All payments will be made by telegraphic or wire transfer into an account designated by Company for such payment.

6.3

Late Payments. Sonim shall be invoiced [***]. Invoiced payments shall be due [***] from the date of invoice (“Due Date”). For all undisputed invoices past the Due Date, Sonim shall pay a [***]. Notwithstanding the foregoing, [***] payment term set forth in this Section 6.3 is not applicable to the payment for any and all NRE fees as mutually agreed in applicable SOW and payment for such NRE fees shall be governed by the payment term as well as other terms and conditions set forth in such SOW unless otherwise [***].

6.4	Late Delivery. If Company delays shipment of an agreed delivery date on any Purchase Order, Company shall [***]; provided, however, that [***].

6.5

Statement of Account. [***], Company will provide a complete statement of account that will include, but will not be limited to, unpaid invoices and disputed deductions. Such statement of account will also disclose all credit memos, both issued and outstanding. The statement of account will be forwarded by electronic mail in spreadsheet format or by regular mail per Sonim’s instructions. Statements for merchandising/inventory accounts will be separate from any statement of account for parts purchased by Sonim for Product service and out-of-warranty repairs.

6.6	Price Reduction. [***], Company will [***]. [***] shall [***] review Product quotes in an effort to reduce the [***].

7	WARRANTIES

7.1

General Warranty. Both Parties represent and warrant that they have the authority to enter into this Agreement and to perform its obligations and duties hereunder, and that the performance of such obligations and duties does not and will not conflict with or result in a breach of any other agreements of such Party or any judgment, order, or decree by which such Party is bound.

7.2	Services Warranty. Company represents and warrants that the Services will be performed in a professional and workmanlike manner.

7.3

Product Warranty. Company represents and warrants to Sonim that, within the fifteen (15) month period from the date the Products are received by Sonim, such Products will be in compliance with the following:

7.3.1

The Products will perform in conformance with the Specifications, and the Exhibit B. The packaging will be in accordance with the Specifications or as otherwise mutually agreed upon in the Purchase Order;

7.3.2	The Products and all materials provided to Sonim under this Agreement will be in compliance with the quality standard and product reliability requirement as mutually agreed in writing;

7.3.3

All Products, unless specifically exempted under the applicable customs laws and regulations, shall be marked in a conspicuous place as legibly, indelibly, and permanently as the nature of the article (or container) will permit, with the country of origin, and in accordance with the marking requirements if explicitly instructed by Sonim; and

7.3.4

The Products are not supplied by the use of forced labor, convict labor or forced or illegal child labor and that the Products were not trans-shipped for the purpose of mislabeling, evading quota or country of origin restrictions or for the purpose of avoiding compliance with forced labor, convict labor or child labor laws.

7.4

Exclusive Warranty Remedy. With each order of Products delivered to Sonim, at no charge to Sonim, Company will deliver additional Product units equal to two percent (2%) of the ordered quantity for use as immediate warranty exchange units (“Swap Units”) as the sole and exclusive Product and Service Warranty remedy, except as otherwise provided in this Agreement.

7.5

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, COMPANY MAKES NO REPRESENTATIONS AND GRANTS NO ADDITIONAL WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, UNDER THIS AGREEMENT, AND COMPANY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES UNDER THIS AGREEMENT.

7.6	Handling of DOA Product.

7.6.1

If, within [***] of Sonim’s receipt of Product, a DOA Product is discovered, Company, shall [***] either (i) [***] the DOA Product [***], or (ii) repair the DOA Product and [***]. For the purposes of this Section, a “DOA Product” is a Product that fails to function according to its Specifications, prior to any distribution and/or resale of such Product by Sonim to any other third party.

7.6.2

For each order of Products received by Sonim, Sonim shall ship all DOA Products, if any, [***]. Company will [***] for the actual logistic costs incurred by Sonim to ship the DOA Product from the delivery destination as specified in the Purchase Order for such order of Product to the Company specified location.

7.6.3	For the sake of clarity, nothing in this Section 7.6 shall be construed to cancel, terminate or in any way limit Company’s obligation to deliver Swap Units with each order of Product to Sonim.

8	EPIDEMIC FAILURE, BATCH FAILURE AND SOFTWARE MR

8.1	Epidemic Failure.

8.1.1	Criteria for Epidemic Failure. The Product shall be deemed to be subject to an Epidemic Failure if and when it meets the criteria as defined in Exhibit C.

8.1.2	Company’s Responsibilities. In the event of an Epidemic Failure, Company will [***] a “Defect or Failure” as defined in Exhibit C.

8.2	Batch Failure.

8.2.1	Criteria for Batch Failure. Batch Failure Rate shall be calculated in accordance with the equation set forth in Exhibit C.

8.2.2

Company’s Responsibilities. In the case that Batch Failure Rate exceeds [***], Company will initiate a quality analysis and take necessary action to implement a mitigation plan. In the case that Batch Failure Rate exceeds [***] (“Threshold”), Company shall [***] or [***] all returned Products with such same root cause Defect or Failure that are beyond the Threshold. Additionally, Sonim may request Company to conduct sorting for in-storage Products from the same Batch reaching Threshold by sending those Products to Company and Company will [***]. In either case where Batch Failure Rate exceeds [***], Sonim shall ship all returned Products identified by Sonim to be with same root cause Defect or Failure to Company for actions specified above.

8.3	Software MR. Company will provide a maintenance release (“MR”), [***], in the case that the case that [***].

9	ENGINEERING SERVICES

9.1

Subject to the fees as mutually agreed between the Parties, for a period of [***], Company will perform ongoing sustaining engineering services for hardware components (in accordance with this Agreement, a SOW, and/or otherwise agreed by both parties in writing based on the first commercial-release feature set only) for failure analysis and corrective action, etc.

10	COMPANY PERFORMANCE AND OPERATION STANDARDS

10.1

Quality Assurance. Company shall continuously strive to improve the overall Product(s) quality, and ensure the key quality performance indicators meet mutually agreed targets (as outlined in the Exhibit B). Both Parties shall annually review the target quality settings. Quality targets shall be reviewed and updated annually according to the actual performance data from the preceding year.

10.2

Lot Control/Date Coding. [***]. Such data shall be kept properly and be available to Sonim on request at any time during the term of this Agreement and for a period of [***] following termination of this Agreement.

10.3

Tooling Control and Maintenance. Company will maintain records of all Sonim-purchased tooling including the location of tools, tool design revisions, tool production cycles or output, repair or refurbishment history, etc. Company will perform regular maintenance of all tools to assure the longest possible tool life, high tool availability, and high part quality. Sonim-purchased tooling will be and will remain the property of Sonim and will be surrendered to Sonim, at Sonim’s direction, upon termination of this Agreement without any liens or other encumbrances on the basis of that Company receives the payment of such tooling from Sonim.

11	INSPECTIONS

Sonim, [***], may inspect Company’s facilities and procedures to assure itself as to the reliability and skill with which the manufacturing processes under this Agreement are to be carried out. Any inspection may be conducted at Company’s facilities, no more than [***]. Company shall provide Sonim’s designated inspection team with access to the relevant Company facilities and procedures. [***] will [***] of any such audit or inspection, provided that the inspection reveals that Company is not [***].

12	NOTIFICATION OF PRODUCT DISCONTINUANCE

12.1

Product EOL. Before any Product is designated as entering into the final phase of its existence (“End of Life” or “EOL”), Sonim shall make [***]. Upon the receipt of EOL notice from Sonim, Company will calculate excess materials and prepare a report for liability of excess materials, if any. Both Parties will review and negotiate [***] to settle the liability of such excess materials.

12.2

Component EOL. If a Product component reaches EOL (”EOL Component”), its replacement must be identified by the Party selecting the EOL component. The suitability of the replacement for the Product in question must be confirmed in writing to Sonim before Company places a last time buy of the EOL Component. Company shall qualify the suitability of replacement parts for all other PCBA BOM components, which are at risk of becoming EOL during the mass production phase of the Product in order to guarantee the continuity of mass production, provided that the Party that selects the EOL Component shall (i) subject to Section 12.2.1, bear the cost of the inclusion of the replacement of such EOL Component in the mass production phase, including qualification related costs; and (ii) engage the supplier of the replacement component for the provision of as-needed support during the manufacturing life cycle of the Product for a period of [***] In the event an EOL Component was jointly selected by Sonim and Company, both Parties shall negotiate to settle any costs and expenses associated with the qualification [***]. Notwitstanding the foregoing, after [***] of Product mass production phase, the qualification cost of any replacement of any and all EOL Components [***]. If a sub-vendor of any strategic platform-specific component provided by such sub-vendor has announced such component as having gone EOL, Company will advise Sonim once Company receives the notice from such sub-vendor, but in no case less than [***] in advance of the last date to order such components.

13	INTELLECTUAL PROPERTY AND OTHER RIGHTS

13.1	Third Party Technology and Intellectual Property.

13.1.1

Sonim and Company shall agree on select third party technology and Intellectual Property required for the purposes of this Project. All such third party technology and IP shall be set forth in an exhibit to the applicable Statement of Work.

13.1.2

Company shall not incorporate any third party IP or technology into a Product or any Results of Development without (a) Sonim’s [***] to include such third party technology or IP and (b) the prior written agreement between the Parties [***]. The default position of responsibility for the execution of required agreements, payment of related fees and terms of license is that [***].

13.2	Intellectual Property Ownership.

13.2.1	Each Party acknowledges and agrees that:

13.2.1.1

(1) Any Intellectual Property exclusively developed, owned, or licensed by either Sonim or Company prior to the Effective Date of this Agreement; or (2) any Intellectual Property independently developed or licensed by either Sonim or Company to be incorporated in the Product and/or Results of Development shall remain the exclusive property of such Party or the applicable licensor with respect to third-party Intellectual Property;

13.2.1.2	any Intellectual Property jointly developed by both Parties shall be jointly owned by both Parties; and

13.2.1.3	notwithstanding the foregoing, Intellectual Property associated with the appearance of the Product and/or appearance of Results of Development shall belong to Sonim.

13.2.2

Except as otherwise agreed by both Parties and/or expressly stated in this Agreement, nothing shall automatically give rise to any right, title and interest to Company in the Intellectual Property forming part of the Product and/or Results of Development.

13.2.3

Any information, description, documentation, design or programs provided by Sonim to Company (“Sonim Material”) shall be used only for the purpose of fulfilling Company’s obligations under this Agreement. Sonim’s provision of such Sonim Material does not represent any grant of license or other rights in and to such Sonim Material except as expressly set forth in this Agreement.

13.3

License to Distribute. [***], if Company uses any Intellectual Property that it owns in the Products or any other Results of Development, then such IP will be listed in the applicable SOW and Company hereby grants to Sonim a worldwide, perpetual, non-transferable, irrevocable, fully paid up, royalty-free, non-exclusive license to use and distribute such IP necessary for the purpose of using, offering for sale, selling, and distributing the Products and to grant these rights (through multiple tiers of sub-licensees) to its direct and indirect customers throughout the distribution chain and through to end users.

13.4

Sonim shall grant to Company and its respective Affiliates and subcontractors a non-exclusive, irrevocable, non-transferable, fully paid up, royalty-free, license to use and distribute Sonim’s IP necessary to fulfill the terms of this Agreement.

13.5	License for Internal Use. Sonim may use [***], including [***], for internal business use [***] such use of Company’s Confidential Information shall [***].

13.6	Source Code Deliverables and Services for [***].

13.6.1	Sonim shall [***].

13.6.2	Company shall share [***].

13.6.3	Subject to a [***], if applicable, Company will share with Sonim [***], as defined in the applicable SOW.

13.6.4	Each party shall [***].

13.7	Engineering Drawing Deliverables.

13.7.1	[***].

13.7.2	Company shall [***].

13.7.3	Upon reasonable and specific request from Sonim, Company [***].

14	INDEMNIFICATION

14.1

General. Each Party shall indemnify, defend and hold the other Party and its affiliates (including all officers, directors, employees, contractors and agents of the foregoing) harmless from and against any and all damages, liabilities, costs and expenses arising out of, incident to, or resulting directly or indirectly from (a) a breach by such Party of its warranties, representations, covenants, agreements and obligations under this Agreement; or (b) such Party’s negligence or willful misconduct.

14.2

Company Indemnification. Subject to Section 14.4, and unless otherwise set forth in this Agreement, Company agrees to indemnify, defend, and hold Sonim and its employees, subsidiaries, affiliates, successors and assigns harmless against and from any and all claims, suits, actions or demands asserted against Sonim (either directly or indirectly), its employees, subsidiaries, affiliates, successors, assigns or asserted against any of Sonim´s direct or indirect customers, as well as against and from all liabilities, costs and expenses incurred by Sonim, arising directly or indirectly from:

14.2.1

any liability claim made by third parties, which claims, suits, actions or demands are due to the non-compliance of the Products with the applicable Specification and such non-compliance is solely attributable to Company (including its Affiliates and Subcontractors);

14.2.2

any claim by third parties of infringement of any patent, right of patent, trademarks, copyrights, derivatives, designs or other intellectual property rights provided or made available by Company, including but not limited to third party software, under this Agreement;

14.2.3	Company’s misappropriation or infringement of any Sonim IP, or breach of Confidential Information, under this Agreement.

14.2.4

Notwithstanding the foregoing, Company shall have no obligation or liability under this Section 14 for any and all claims, suits, actions or demands resulting from any of the following: (a) Sonim’s Specifications, software/hardware, requirements; (b) third-party hardware or software components supplied by Sonim or specified in applicable SOW by Sonim for inclusion in the Product, including but not limited to Sonim Consigned Components; (c) modification, change, alteration or misuse of Product by a party other than Company or its Subcontractors after the Product has been delivered to Sonim; and (d) combination of Product with other products, processes, or materials not provided by Company, if Product itself would not infringe.

14.3

Sonim Indemnification. Sonim agrees to indemnify, defend, and hold Company and its employees, subsidiaries, affiliates, successors and assigns harmless against and from any and all claims, suits, actions or demands asserted against Company (either directly or indirectly), and/or its employees, subsidiaries, affiliates, successors, assigns, as well as against and from all liabilities, costs and expenses incurred by Company and/or its employees, subsidiaries, affiliates, successors, assigns, arising directly or indirectly from:

14.3.1

any claim by third parties of infringement of any patent, right of patent, trademarks, copyrights, derivatives, designs or other intellectual property rights provided or made available by Sonim, including but not limited to third party software, under this Agreement; and/or

14.3.2	Sonim’s misappropriation or infringement of any Company’s IP, or breach of Confidential Information, under this Agreement.

14.4

Indemnification Procedure. A Party seeking indemnification (“Indemnified Party”) shall (i) provide the other Party from whom Indemnified Party is seeking indemnification (“Indemnifying Party”) with prompt notice of any claim for which it seeks indemnification under this Section 14; (ii) give the Indemnifying Party complete control of any negotiation, arbitration or litigation concerning such claims provided that Indemnifying Party shall not enter into any settlement agreements, or compromise of any claim that results in liability or admission of any liability of the Indemnified Party, without Indemnified Party’s prior written consent, which consent shall not be unreasonably conditioned, withheld or denied; and (iii) cooperate fully with the Indemnifying Party with respect to access to books, records, or other documentation within Indemnified Party’s control if deemed reasonably necessary or appropriate by Indemnifying Party in the defense of any claim which may give rise to indemnification hereunder.

14.5

Notwithstanding anything to the contrary, unless otherwise specified in the applicable SOW(s), Sonim shall be solely responsible and liable for Essential Patents and any and all claims, suits, actions or demands arising directly or indirectly therefrom (collectively, the “Claims”). Upon Sonim’s reasonable request, Company will provide Sonim with relevant information and commercially reasonable assistance from its internal resources needed for Sonim to defense or settle the Claims. Sonim shall have the control of the defense and any settlement negotiations of the Claims; provided, however, that Sonim shall not enter into any settlement agreements, or compromise of any Claims that may result in liability or admission of any liability of Company, without Company’s prior written consent.

15	CONFIDENTIALITY

15.1

Confidentiality. Each Party agrees, during the term of this Agreement and for a period of [***] thereafter, it will not use any Confidential Information (as defined below) for any purpose other than as permitted or required for performance by such Party under this Agreement, nor shall it disclose or provide any Confidential Information to any third party, except to each Party’s Affiliates, attorneys, accountants, agents, contractors and consultants. Each Party shall take all necessary measures to prevent any such disclosure by its employees, attorneys, accountants, agents, contractors and consultants, and shall be responsible for any disclosures by such parties. Upon request of the other Party or upon termination of this Agreement, each Party shall return all such Confidential Information to the other Party. Notwithstanding the time limit set forth in the first sentence, above, with respect to trade secrets or patented Confidential Information will remain subject to the confidentiality obligations set forth in this Section 15 until the occurrence of an event as set forth in Section 15.2.1 through 15.2.5, below.

15.2

“Confidential Information”. This Agreement and any information marked as confidential or, regardless of form (written/electronic/oral) or marking, is of the nature that a reasonable person would understand its owner would not want it disclosed to the public will be considered to be Confidential Information. Further, Confidential Information shall also include (a) any document or data transaction between the Parties marked “Confidential”; (b) matters of a technical nature such as trade secret processes or devices, know-how, data, formulas, inventions (whether or not patentable or copyrighted), specifications and characteristics of products (including Products) or Services planned or being developed, and research subjects, methods and results, (c) matters of a business nature such as information about costs, profits, pricing, policies, markets, sales, Sonim’s customers (e.g., names, addresses and detailed transactional information), Company’s customers and vendors (e.g. names and addresses and detailed transactional information) product plans, and marketing concepts, plans or strategies, (d) matters relating to project initiatives and designs, (e) matters of a human resources nature such as employment policies and practices, personnel, including individual names, addresses, and telephone numbers; compensation and employee benefits, and/or (f) other information of a similar nature not generally disclosed to the public. Confidential Information shall not include information that:

15.2.1

was already lawfully and rightfully in the possession of the receiving Party prior to its receipt from the disclosing Party (provided that the receiving Party is able to provide the disclosing Party with reasonable documentary proof thereof);

15.2.2	has or becomes part of the public domain by reason of acts not attributable to the receiving Party;

15.2.3

is or becomes available to the receiving Party from a source other than the disclosing Party which source, to the best of the receiving Party’s knowledge, has rightfully obtained such information and has no obligation of non-disclosure or confidentiality to the disclosing Party with respect thereto;

15.2.4	is made available on an unrestricted basis by the disclosing Party to a third party unaffiliated with the disclosing Party;

15.2.5	is developed independently by the receiving Party without the use of or reference to the Confidential Information; or

15.2.6	has been or must be publicly disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control, and despite the reasonable efforts of the receiving Party.

15.3	This Section 15 shall not affect by any means, any other prior Mutual Non-Disclosure Agreement signed by and between both Parties.

16	TERM AND TERMINATION

16.1

Term. This Agreement shall take effect as of the Effective Date and shall continue in force for a period of three (3) years from that date. Thereafter, this Agreement shall automatically renew on an annual basis unless either Party provides written notice to the other of its intent not to renew at least thirty (30) days prior to the end of the then current term.

16.2	Termination. Notwithstanding the provisions of Section 16.1, this Agreement may be terminated in accordance with the following provisions:

16.2.1

Either Party may terminate this Agreement at any time by giving notice in writing to the other Party, which notice shall be effective upon dispatch, should the other Party cease operations, file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership, or otherwise lose legal control of its business.

16.2.2

Either Party may terminate this Agreement by giving notice in writing to the other Party in the event the other Party is in material breach of this Agreement and fails to cure such breach within thirty (30) days of receipt of written notice thereof from the non-breaching Party.

16.2.3

Sonim may terminate this Agreement by giving notice in writing to Company at least three (3) months in advance. Company may terminate this Agreement by giving notice in writing to Sonim at least six (6) months in advance.

16.2.4

In the event of the sale or transfer of all or substantially all of either Party or any other operation that constitutes change of control, the other Party will have the right to terminate this Agreement and any Purchase Order placed hereunder immediately upon notice without penalty.

16.3	Rights and Obligations on Termination. In the event of termination of this Agreement for any reason, the Parties shall have the following rights and obligations:

16.3.1	Termination of this Agreement shall not release either Party from the obligation to make payment of all amounts then or thereafter due and payable.

16.3.2

The terminating Party shall have the right, at its option, to cancel any or all Purchase Orders which provide for delivery after the effective date of termination provided that such cancellation shall not release Parties from relevant obligations and liabilities incurred in connection with Termination Inventory as further described in Section 16.3.3 below.

16.3.3

Upon termination of the Agreement, Company shall provide Sonim with an inventory report for all finished goods, work-in-progress (“WIP”) and component parts (Sonim Components and Company Components) in its possession (collectively “Termination Inventory”). Company will exercise [***] to reduce liability associated with the Termination Inventory including through resale and reuse of such Termination Inventory. If Company fails to deliver this inventory report to Sonim within sixty (60) days of termination, Sonim shall have no liability for any excess materials. Sonim shall be liable for any and all Termination Inventory, including undelivered finished goods (provided such finished goods are in conformance with Specifications) prepared or purchased pursuant to applicable rolling forecast and PO as well as Sonim’s written approval. All such Termination Inventory shall be surrendered to Sonim, at Sonim’s cost, upon Company’s receipt of payment.

16.3.4

Should Company choose to terminate this Agreement for any reason or refuse to accept any additional Purchase Orders without terminating this Agreement, Sonim has the right to choose obtaining the Company-owned product design and production information required to make or have the Product(s) made. However, in the event that Sonim desires to make or have the Products made continuously after termination, Company will provide a reasonable quotation for the types and quantities of the information including, but not limited to, object code, source code, processes, specifications, technical documentation and drawings, work instructions, jig, fixture and tooling drawings, material lists, bills of materials, equipment requirements, test procedures, processes, and scripts, etc. Subject to the agreements between Company and third-party vendors, if any, Company agrees to provide to Sonim such information and license(s) to make or have the Products made after Sonim has paid the mutually agreed-to price in accordance with the Company’s reasonable quotation. Company shall retain ownership of the information and Sonim may create derivative works only for the purpose of continuing the production, support, and enhancement of the Product(s).

16.4

No Renewal, Extension or Waiver. Acceptance of the Products by Sonim after the date of termination of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination by Sonim.

16.5

Survival. The termination or expiration of this Agreement shall not relieve any Party of any obligation or liability accrued hereunder prior to such termination or expiration nor affect or impair the rights of either Party arising under this Agreement prior to such termination or expiration, except as expressly provided herein. Provisions relating to Intellectual Property under Section 13, Indemnification under Section 14, and Confidentiality under Section 15 shall survive the expiration or termination of this Agreement. In addition, all other obligations which by their nature are intended to survive shall survive termination or expiration of this Agreement.

17	LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER HEREUNDER FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR ITS EXHIBITS OR SOW(S) OR THE SALE OF PRODUCTS, OR FOR LOST PROFITS, DATA OR BUSINESS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBLITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER OF CONSEQUENTIAL DAMAGES REFLECTS THE ALLOCATION OF RISKS BETWEEN THE PARTIES AND FORMS AN ESSENTIAL PART OF THE BARGAIN.

FURTHERMORE, EXCEPT FOR LIABILITIES ARISING IN CONNECTION WITH (A) THE MISAPPROPRIATION OR INFRINGEMENT OF EITHER PARTY’S IP UNDER SECTION 13, OR (B) A BREACH OF CONFIDENTIALITY UNDER SECTION 15, IN NO EVENT WILL EITHER PARTY’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED TEN (10) MILLION USD. THE PARTIES AGREE THAT THE LIMITATIONS SPECIFIED IN THIS SECTION WILL APPLY EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. FOR THE AVOIDANCE OF DOUBT, THIS SECTION 17 SHALL NOT LIMIT SONIM’S PAYMENT OBLIGATIONS OTHERWISE SET FORTH IN THIS AGREEMENT INCLUDING WITHOUT LIMITATION PAYMENTS WITH RESPECT TO SERVICES RENDERED, PRODUCTS AND SPARE PARTS PRUCHASED, AND EXCESS MATERIALS AND THE PAYMENTS MADE BY SONIM UNDER THIS AGREEMENT SHALL NOT BE COUNTED TOWARDS THE AGGREGATE LIABILITY FOR THE PURPOSE OF THIS SECTION.

18	ARBITRATION

18.1

All disputes shall be settled in accordance with the provisions of this Agreement, otherwise in accordance with the substantive law in force in [***] without reference to its conflict of law provisions. The application of the UN convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

18.2

All disputes arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, which cannot be settled by an amicable effort between the Parties shall be finally settled by arbitration according to [***] (“Rules”) by [***] in accordance with the then prevailing Rules. The seat of arbitration shall be [***]. The procedural law of this place shall apply where the Rules are silent. The arbitration proceedings shall be conducted in English.

18.3

Nothing contained herein shall be construed, and the Parties hereby waive any and all rights they may have to claim or assert that either Party is subject to the jurisdiction of the courts of in any country other than as set forth above.

19	MISCELLANEOUS

19.1

Regulatory Requirements. To the extent reasonably requested by Company, Sonim shall cooperate with Company in obtaining all regulatory approvals necessary for the importation of the Products in the country of destination.

19.2

Force Majeure. An affected Party shall notify the other Party of any event coming to such affected Party’s attention that is likely to cause any delay in delivery of Products or reasonably may affect its ability to meet any of its obligations under this Agreement, a SOW or a Purchase Order. Such notice shall be given, for example, in the event of any loss or reassignment of key employees, threat of strike, major equipment failure or any event of Force Majeure. For the sake of clarity, the Parties understand and agree that such notice shall not release either Party from any of its obligations under this Agreement.

“Force Majeure” shall mean unforeseen events that occur after the signing of this Agreement and that are beyond the reasonable control of the Parties, including but not limited to strikes, blockade, war, mobilization, revolutions or riots, natural disasters, refusal of license by the government or other governmental agencies or other stipulations or restrictions by the authorities, insofar as such an event prevents or delays the affected Party from fulfilling its obligations hereunder and such Party is not the direct or indirect cause of such an event and is unable to prevent or remove the Force Majeure at reasonable costs.

The Party affected by Force Majeure shall [***] take [***] steps to limit or minimize the consequences of such Force Majeure.

The Party claiming Force Majeure shall [***] inform the other Party in writing of the nature and existence of the Force Majeure, of the time it began, and its probable duration. Such Party also shall [***] report in writing the end of the Force Majeure.

The Party who has claimed Force Majeure shall prove its effect on the fulfilment of its obligations under this Agreement. Any delay caused by a valid event of Force Majeure shall extend the time allowed for performance or excuse performance, in whole or in part as applicable and reasonable, provided that performance shall resume [***]. If any event of Force Majeure has not ended within [***] after it has commenced, the non-affected Party may terminate the applicable Purchase Order(s) or this Agreement without penalty and with immediate effect.

19.3

Relationship. This Agreement does not make either Party the employee, agent or legal representative of the other for any purpose whatsoever. Neither Party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party. In fulfilling its obligations pursuant to this Agreement, each Party shall be acting as an independent contractor.

19.4

Assignment. Neither Party shall assign or otherwise transfer its rights and obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that either Party may assign any or all of its rights and obligations under this Agreement to any successor in interest of all or substantially all of the business of such Party by merger, acquisition, operation of law, assignment, purchase or otherwise or to any of its Affiliates. Any prohibited assignment shall be null and void. All terms and conditions of this Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the Parties.

19.5

Notices. All notices and requests, required or authorized by this Agreement shall be given in writing and shall be deemed to have been received upon dispatch when sent (i) by facsimile with confirmation of transmission, (ii) by personal same day delivery or (iii) by commercial overnight carrier with written verification of receipt, to the other party at the address or facsimile number(s) designated below. Either party may change its address or facsimile number by written notice to the other party.

Notices to Company shall be addressed as follows:

Address: [***]

Notices to Sonim shall be addressed as follows:

Address: [***]

19.6

Controlling Law and Jurisdiction. This Agreement and any action related thereto will be governed, controlled, interpreted and defined by and under the laws of the State of [***], without application of any law that would cause the law of another jurisdiction to apply. The exclusive jurisdiction and venue of any action with respect to the subject matter of this Agreement will be [***], and each of the Parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action.

19.7

Amendment. This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, other than by written amendment signed by the Parties hereto, except as expressly provided in this Agreement.

19.8

Severability. In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions of this Agreement substantially violates, comprises an integral part of or is otherwise inseparable from the remainder of this Agreement.

19.9

Non-Waiver. No failure by either Party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

19.10	Costs. Except as provided herein, [***] shall be responsible for any costs [***].

19.11

Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the Parties and not for any other person. Should any third party institute proceedings, this Agreement shall not provide any such person with any remedy, claim, liability, reimbursement, cause of action, or other right.

19.12	Construction. The headings and numbering of sections in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning or interpretation of this Agreement or the particular section to which they relate. References in this Agreement to “Sections” or “Exhibits” are to sections or exhibits herein or hereto unless otherwise indicated. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party because that Party drafted or caused its legal representative to draft any of its provisions.

19.13

Remedies Cumulative. Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled by law or equity in case of any breach or threatened breach by the other Party of any provision in this Agreement. Use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing any provision of this Agreement.

19.14

Insurance. Company must carry adequate insurance from an insurance company eligible to do business in the country where manufacturing will be performed from a company which has and will maintain a financial strength rating equal to or better than that which is equivalent to a United States rating of “A-” or better and a Financial Size Category of “VII” or better (as defined in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies in the United States) to cover the following:

19.14.1	Sonim Consigned Components for damage, loss, etc. while in Company’s possession; and

19.14.2	Environmental concerns as stated in Section 19.16, below.

19.14.3

In the event Company is unable to obtain the requisite insurance coverage for the Sonim Consigned Components, Company shall nonetheless be responsible for reimbursing Sonim for the full value of such Sonim Consigned Components in the event of damage, loss, etc. while in Company’s possession and such damage, loss, etc. are solely attributable to Company.

19.15

Publicity. The Parties shall consult with each other in preparing any press release, public announcement, news media response or other form of release of information concerning this Agreement or the transactions contemplated hereby that is intended to provide such information to the news media or the public (a “Press Release”). Neither Party shall issue or cause the publication of any such Press Release without the prior written consent of the other Party; except that nothing herein will prohibit either Party from issuing or causing publication of any such Press Release to the extent that such action is required by applicable law or the rules of any national stock exchange applicable to such Party or its Affiliates, in which case the Party wishing to make such disclosure will, if practicable under the circumstances, notify the other Party of the proposed time of issuance of such Press Release and consult with and allow the other Party [***] to comment on such Press Release in advance of its issuance. Notwithstanding the foregoing, a Party may disclose the existence of this Agreement and its terms to its attorneys and accountants, suppliers, customers and others only to the extent necessary to perform its obligations and enforce its rights hereunder.

19.16	Environmental Concerns. The Company will ensure that [***].

19.17

Entire Agreement. This Agreement, including the exhibits incorporated as an integral part of this Agreement and applicable SOW(s), constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all previous proposals, oral or written, and all negotiations, conversations or discussions heretofore between the Parties related to this Agreement.

19.18

Counterparts. This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. If any signature is delivered by facsimile transmission or by e mail delivery of a “.pdf” format date file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS MSA TO BE EXECUTED AS OF THE DATE FIRST ABOVE.

FIH (Hong Kong) Limited		Sonim Technologies, Inc.

Signature:	/s/ Wen Kuo	Signature:	/s/ Robert Tirva

Printed Name:	Wen Kuo	Printed Name:	Robert Tirva

Title:	Vice President	Title:	CFO

Date:	February 26, 2021	Date:	28-Feb-2021

List of Exhibits

Exhibit A: Delivery Address(es)

Exhibit B: Quality Agreement

Exhibit C: Failure Rate Calculation

Exhibit D: Consignment Terms & Conditions

Exhibit A – Delivery Address(es)

[***]

Exhibit B – Quality Agreement

[***].

Exhibit C – Failure Rate Calculation

[***]

Exhibit D – Consignment Terms & Conditions

[***].